EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 001-34762) of our report dated February 23, 2016, with respect to the consolidated financial statements of First Financial Bancorp for the year ended December 31, 2015 included in its Annual Report (Form 10-K) for the year ended December 31, 2017, filed with the Securities and Exchange Commission.

 /s/ Ernst & Young LLP

Cincinnati, Ohio
February 23, 2018